U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 11, 2002


                                TELS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

              Utah                        0-12993                87-0373840
----------------------------    ------------------------       --------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
   of Incorporation) No.)                                      Identification

   1750 Yankee Doodle Rd, #202
            Eagan, MN                                       55121
 -------------------------------                          ----------
 (Address of Principal Executive                          (Zip Code)
             Offices)

                                 (651) 681-8408
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              (Registrant's telephone number, including area code)


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On November 11, 2002, the Registrant's board of directors approved a change in the Registrant's fiscal year. The new fiscal year will begin on October 1 and end on September 30 of each year, effective with the fiscal year ended September 30, 2002.

         As reported in the current report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2002, TELS acquired Strategic Futures and Options, Inc. ("SFO") in a merger transaction that was treated as a reverse acquisition of TELS by SFO for accounting purposes. SFO's fiscal year ends on September 30 and TELS has elected to adopt the fiscal year of SFO. In accordance with the position expressed in the "Division of Corporation Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance" dated March 31, 2001, no transition report is necessary because the Registrant has elected to adopt the fiscal year of its acquirer for accounting purposes. As a result, the next regular periodic report to be filed by the Registrant will be its annual report on Form 10-KSB for the fiscal year ended September 30, 2002, which will be due on or before December 30, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TELS Corporation



Dated: November 12, 2002                       By /s/ Ronald G. Wolfbauer, Jr.
                                                 ------------------------------
                                                 Ronald G. Wolfbauer, Jr.
                                                 President